Calculation of Filing Fee Tables
S-3
Amcor UK Finance PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.200% Guaranteed Senior Notes due 2029	457(r)	868,350,000		$ 867,446,916.00	0.0001381	$ 119,794.42
Fees to be Paid	2	Debt	Guarantees of 3.200% Guaranteed Senior Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	3.750% Guaranteed Senior Notes due 2033	457(r)	868,350,000		$ 865,970,721.00	0.0001381	$ 119,590.56
Fees to be Paid	4	Debt	Guarantees of 3.750% Guaranteed Senior Notes due 2033	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,733,417,637.00		$ 239,384.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 239,384.98
Offering Note
[1]	EUR750,000,000 aggregate principal amount of the 3.200% Guaranteed Senior Notes Due 2029 will be issued. The amount to be registered, maximum aggregate offering price and amount of registration fee are based on the November 7, 2025 euro/U.S. $ rate of exchange of EUR1.00/U.S.$1.1578, as published by the Board of Governors of the Federal Reserve System.

[2]	Amcor plc, Amcor Finance (USA), Inc., Amcor Group Finance plc, Amcor International UK plc, Amcor Flexibles North America, Inc., Berry Global Group, Inc. and Berry Global, Inc. will each fully and unconditionally guarantee the 3.200% Guaranteed Senior Notes due 2029 issued by Amcor UK Finance plc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the "Securities Act"), no separate fee is payable with respect to such guarantees.

[3]	EUR750,000,000 aggregate principal amount of the 3.750% Guaranteed Senior Notes Due 2033 will be issued. The amount to be registered, maximum aggregate offering price and amount of registration fee are based on the November 7, 2025 euro/U.S. $ rate of exchange of EUR1.00/U.S.$1.1578, as published by the Board of Governors of the Federal Reserve System.

[4]	Amcor plc, Amcor Finance (USA), Inc., Amcor Group Finance plc, Amcor International UK plc, Amcor Flexibles North America, Inc., Berry Global Group, Inc. and Berry Global, Inc. will each fully and unconditionally guarantee the 3.750% Guaranteed Senior Notes due 2033 issued by Amcor UK Finance plc. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to such guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,733,417,637.00. The prospectus is a final prospectus for the related offering.